                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Integrated Electrical Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                     [INTEGRATED ELECTRICAL SERVICES LOGO]

                               December 29, 1999

To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Integrated Electrical Services, Inc. to be held on Wednesday, February 9, 2000, at 10:30 a.m. at the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056. Proxy Materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 1999 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 1999.

     We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                            Sincerely,

                                            /s/JIM P. WISE

                                            Jim P. Wise
                                            Chief Executive Officer

                      INTEGRATED ELECTRICAL SERVICES, INC.
                         515 POST OAK BLVD., SUITE 450
                              HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 9, 2000

TO THE STOCKHOLDERS OF INTEGRATED ELECTRICAL SERVICES, INC.

     Notice is hereby given that the Annual Meeting of the Stockholders of Integrated Electrical Services, Inc., a Delaware corporation, will be held at the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056, on Wednesday, February 9, 2000, at 10:30 a.m. Central Time, for the following purposes:

          1. To elect three directors to the Company's board to serve until the annual stockholders' meeting held in 2003 or until their successors have been elected and qualified.

          2. To appoint Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the year 2000.

          3. To approve the Company's employee stock purchase plan.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The holders of record of the Company's common stock and of the Company's restricted voting common stock at the close of business on December 15, 1999 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                            /s/JOHN F. WOMBWELL
                                            Executive Vice President, Legal and
                                            Administration, and Secretary

Houston, Texas
December 29, 1999

                      INTEGRATED ELECTRICAL SERVICES, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Integrated Electrical Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, February 9, 2000, and any adjournments thereof. The annual meeting will be held at 10:30 a.m. Central Time, at the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock of the Company.

     Stockholders submitting proxies may revoke them at any time before they are voted (i) by notifying John F. Wombwell, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Wombwell, or (iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Wombwell referenced in (i) and (ii) should be directed to John F. Wombwell, Secretary, Integrated Electrical Services, Inc., 515 Post Oak Blvd., Suite 450, Houston, Texas 77027. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Wombwell at the Annual Meeting of their intention to vote in person at the Annual Meeting.

     The approximate date on which this Proxy Statement will first be sent to stockholders is December 29, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on December 15, 1999, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournments thereof, the Company had outstanding 36,811,110 shares of common stock, par value $.01 per share (the "Common Stock")and 2,655,709 shares of restricted common stock, par value $.01 per share (the "Restricted Common Stock").

     Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. Each share of Restricted Common Stock is entitled to one-half of one vote upon each of the matters to be voted on at the meeting, except for the election of directors, upon which each share of Restricted Common Stock has no vote. The holders of Restricted Common Stock are entitled to elect one member of the board of directors and have elected at the 1999 Annual Meeting
C. Byron Snyder as a Class I director to serve until the 2002 Annual Meeting or until his successor is elected and qualified. The presence, in person or by proxy, of at least a majority of the sum of the outstanding shares of Common Stock and Restricted Common Stock is required for a quorum. Pursuant to the Company's bylaws, shares not voted on matters, including abstensions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

     The following table reflects the beneficial ownership of the Company's Common Stock as of November 1, 1999, with respect to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) the directors and nominees for director;
(iii) each executive officer; and (iv) the Company's directors and executive officers as a group.

                                                               NUMBER OF
                                                              SHARES OWNED   PERCENT
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY   OF CLASS
------------------------                                      ------------   --------
Jim P. Wise(a)..............................................   148,250            *
Jerry M. Mills(b)...........................................  2,347,695         6.4%
Ben L. Mueller(c)...........................................  1,250,562         3.4
John F. Wombwell(d).........................................  189,750             *
C. Byron Snyder(e)..........................................  2,655,709         6.8
Jon Pollock(f)..............................................  779,743           2.1
Donald Paul Hodel(g)........................................  2,000               *
Richard Muth(h).............................................  491,439           1.3
Alan R. Sielbeck(g).........................................  7,000               *
Robert Stalvey(i)...........................................  92,852              *
Richard L. Tucker(g)........................................  2,000               *
Bob Weik(j).................................................  1,519,988         4.1
Stanley H. Florance.........................................  5,000               *
Directors and officers as a group (13 persons)(k)...........  9,491,988        24.0%

---------------

 * Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(a) Includes 13,750 shares of Common Stock underlying options which are exercisable within 60 days.

(b) Includes 4,000 shares held as custodian under the UTMA for the benefit of Mr. Mills grandchildren.

(c) Includes 7,000 shares held by a trust for the benefit of Mr. Mueller's daughter.

(d) Includes 93,750 shares of Common Stock underlying options which are exercisable within 60 days.

(e) All of the stock attributed to Mr. Snyder is held by the 1996 Snyder Family Partnership (the "Partnership"). This stock consists entirely of Restricted Common Stock, which represents all of the Company's outstanding Restricted Common Stock. Such shares may be converted to Common Stock in certain circumstances. Mr. Snyder disclaims beneficial ownership as to 1,118,193 of these shares which are attributable to the interests in the Partnership held by Mr. Snyder's children.

(f) Includes 465,914 shares of Common Stock held by the Pollock Family Partnership, Ltd.

(g) Includes 2,000 shares of Common Stock underlying options which are exercisable within 60 days by each of Mr. Hodel, Mr. Sielbeck and Dr. Tucker. Mr. Hodel's address is 1211 Masters Row, Chesapeake, VA 23320. Mr. Sielbeck's address is Service Experts, Inc., 111 Westwood Place, Suite 420 Brentwood, TN 37027. Dr. Tucker's address is Center for Construction Industry Studies, ECJ 5.202, The University of Texas at Austin, Austin, TX 78712.

(h) Includes 25,689 shares of Common Stock owned by Mr. Muth's wife, as to which Mr. Muth disclaims beneficial ownership and 500 shares of Common Stock owned by his children and 17,615 shares of Common Stock underlying options which are exercisable within 60 days.

(i) Includes 894 shares of Common Stock underlying options which are exercisable within 60 days.

(j) Includes 74,536 shares of Common Stock owned by two related trusts, as to which Mr. Weik disclaims beneficial ownership and 74,536 shares of Common Stock held by an Annuity Trust for Bob Weik and 20,519 shares of Common Stock underlying options which are exercisable within 60 days.

(k) Includes 2,655,709 shares of Restricted Common Stock described in Note (c) above and 152,528 shares of Common Stock underlying options which are exercisable within 60 days.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Amended and Restated Certificate of Incorporation, as amended, and bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than one nor more than fifteen persons. The Certificate of Incorporation divides the Board of Directors into three classes, designated as Class I, Class II and Class
III. Each class of directors is to be elected to serve a three-year term and is to consist, so far as possible, of one-third of the number of directors required at the time to constitute a full Board. If the number of directors is not evenly divided into thirds, the Board of Directors shall determine which class or classes shall have one extra director. The Board of Directors presently consists of eleven directors, four in Class I, four in Class II and three in Class III, whose terms of office expire with the 2002, 2000 and 2001 annual meetings, respectively, and until their successors are elected and qualified. The holders of the Restricted Common Stock are entitled to elect one director and are not entitled to vote on other directors.

     The term of office of each of the current Class II Directors expires at the time of the 2000 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Each of Messrs. Mills, Muth, Pollock and Tucker have been nominated to serve an additional three-year term as Class II Directors to be elected by the holders of the Common Stock. Each of Messrs. Mills, Muth, Pollock and Tucker has consented to be named in this Proxy Statement and to serve as a director if elected.

     It is the intention of the persons named in the accompanying proxy card to vote for the election of all four nominees named below unless a stockholder has withheld such authority. The affirmative vote of holders of a plurality of the Common Stock present in person or by proxy at the 2000 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees.

     If, at the time of or prior to the 2000 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

NOMINEES -- CLASS II DIRECTORS (TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS)

JERRY M. MILLS                                               DIRECTOR SINCE 1998

Mr. Mills, 59, was President of the Company from May 1999 to December 1999 and has been a director of the Company since January 1998. From January 1998 to May 1999, he was Senior Vice President and Chief Operating Officer -- Commercial and Industrial. Prior to that time, Mr. Mills was the president of Mills Electrical Contractors, Inc. ("Mills"), one of the Company's subsidiaries, since he began that company in 1972. Mr. Mills is a past board member of the Independent Electrical Contractors, the Associated Builders and Contractors, and the Associated General Contractors.

RICHARD MUTH                                                 DIRECTOR SINCE 1998

Mr. Muth, 52, founded Muth Electric, Inc. ("Muth"), one of the Company's subsidiaries, in 1970 and has been its president since that time. Mr. Muth served on the South Dakota State Electrical Commission from 1980 to 1991 and the Associated General Contractors Associate Division Board. Mr. Muth also received the South Dakota Electrical Council "Man of the Year" award in 1993.

JON POLLOCK                                                  DIRECTOR SINCE 1998

Mr. Pollock, 53, has been Vice Chairman of the Board of Directors since November 1998. Mr. Pollock was President and Chief Executive Officer of the Company from January 1998 until November 1998. Mr. Pollock served as president of Pollock Electric Inc. ("Pollock"), one of the Company's subsidiaries, from the time he founded that company in 1983 until 1998. Mr. Pollock is past National President of the Independent Electrical Contractors Association (the "IEC") and received the IEC Electrical Man of the Year award in 1996.

RICHARD L. TUCKER                                            DIRECTOR SINCE 1998

Dr. Tucker, 64, is Director of the Center for Construction Industry Studies and is Director of the Sloan Program for the Construction Industry at the University of Texas at Austin. Dr. Tucker has been on the faculty at the University of Texas since 1976. Dr. Tucker is a registered engineer.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE

CLASS I

     The Class I Directors, whose present term of office as directors will continue after the meeting and expire at the 2002 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

ALAN R. SIELBECK                                             DIRECTOR SINCE 1998

Mr. Sielbeck, 46, has served as Chairman of the Board and Chief Executive Officer of Service Experts, Inc., a publicly traded heating, ventilation and air conditioning service company, since its inception in March 1996. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co. Inc. and Donelson Air Conditioning Company, Inc. since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor and Chief Financial Officer of RCM Interests, Inc. a commercial real estate development company.

BOB WEIK                                                     DIRECTOR SINCE 1998

Mr. Weik, 64, has served as a Regional Operating Officer of the Company since May 1998 and as President of BW Consolidated, Inc. and related entities ("Bexar-Calhoun"), one of the Company's subsidiaries, since its inception in 1958.

JIM P. WISE                                                  DIRECTOR SINCE 1998

Mr. Wise, 57, has been Chief Executive Officer of the Company since November 1998 and President from November 1998 to May 1999. He initially joined the Company in September 1997 as Senior Vice President and Chief Financial Officer. From September 1994 to September 1997, he was Vice President -- Finance and Chief Financial Officer at Sterling Chemicals,Inc., a publicly held manufacturer of commodity petrochemicals and pulp chemicals. From July 1994 to September 1994, he was Senior Vice President and Chief Financial Officer of U.S. Delivery Systems,Inc., a delivery service consolidator. From September 1991 to July 1994 he was Chairman and Chief Executive Officer of Neostar Group, Inc., a private investment banking and financial advisory firm. Mr. Wise was employed by Transco Energy Company as Executive Vice President, Chief Financial Officer and was a member of the Board of Directors from November 1982 until September 1991.

C. BYRON SNYDER                                              DIRECTOR SINCE 1997

Mr. Snyder, 51, has been Chairman of the Board of Directors of the Company since its inception. Mr. Snyder is the President and owner of Sterling City Capital, L.L.C., a merchant banking firm. Mr. Snyder was owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment, from 1992 to 1998. Prior to 1992, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co.

was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1991. Mr. Snyder is a director of Carriage Services, Inc., a publicly held death care company.

CLASS III

     The Class III Directors, whose present term of office as directors will continue after the meeting and expire at the 2001 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are as follows:

DONALD PAUL HODEL                                            DIRECTOR SINCE 1998

Donald Paul Hodel, 64, has served as President of the Christian Coalition from 1997 to 1999. He is Managing Director of Summit Group International, Ltd., an energy and natural resources consulting firm he founded in 1989. Mr. Hodel served as United States Secretary of the Interior from 1985 to 1989 and United States Secretary of Energy from 1982 to 1985. Mr. Hodel has served as director of both publicly traded and privately held companies and is the recipient of the Presidential Citizens Medal and honorary degrees from three universities. Mr. Hodel serves on the board of directors of Salem Communications, Inc.

BEN L. MUELLER                                               DIRECTOR SINCE 1998

Mr. Mueller, 52, has been Senior Vice President and Chief Operating Officer and a director of the Company since 1998. Prior to that time, Mr. Mueller was the Executive Vice President of Houston-Stafford Electric, Inc. ("Houston-Stafford"), one of the Company's subsidiaries, since 1993 and served as vice president of Houston-Stafford since 1975. Mr. Mueller is a past member of the board of the IEC, Houston Chapter, and has served on the Electrical Board for the City of Sugar Land, Texas.

ROBERT STALVEY                                               DIRECTOR SINCE 1998

Mr. Stalvey, 49, has served as Vice President -- Special Projects since July, 1999 and a director of the Company since 1998. Prior to that time he served as Vice President of Ace Electric, Inc. ("Ace"), one of the Company's subsidiaries, since 1976.

COMMITTEES

     Audit Committee. The Audit Committee is comprised of Messrs. Sielbeck, Tucker and Hodel. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Sielbeck, Tucker and Hodel. The functions performed by the Compensation Committee include: reviewing executive salary and bonus structure; reviewing the Company's stock option plan (and making grants thereunder); setting bonus goals; and approving salary and bonus awards to key executives.

     Nominating Committee. The Company has no standing Nominating Committee of the Board of Directors.

MEETINGS

     During fiscal year 1999, the Audit Committee had three meetings; the Compensation Committee had four meetings; and the Board of Directors had ten meetings. During fiscal year 1999 each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

DIRECTOR COMPENSATION

     Directors of the Company who are not employees of the Company were paid $2,000 for each Board of Directors meeting attended and $1,000 for each committee meeting attended, other than committee meetings held on the same day as a Board meeting, plus reasonable travel and related expenses incurred to attend such meetings during fiscal 1999. The Chairman of each committee is paid $1,000 for each committee meeting. The Company pays the non-employee directors $500 for each meeting attended telephonically. The Company paid aggregate fees of $28,000 to non-employee directors of the Company in connection with the Board of Directors' and Committee meetings in fiscal 1999, and an additional $2,000 to Mr. Tucker for consulting services provided to the Company. Employee directors receive no additional compensation for attending Board of Directors or committee meetings. Pursuant to the 1997 Director Stock Plan, each non-employee director is awarded, at the time of election or reelection as a director, options to purchase 5,000 shares of Common Stock at the fair market value on the date of such grant, if available. Each non-employee director in office each September 30 receives an option to purchase 5,000 shares of Common Stock.

                               EXECUTIVE OFFICERS

     The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company for the years ended September 30, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                  ----------------------------
                               ANNUAL COMPENSATION                                  SECURITIES
                             ------------------------                               UNDERLYING
                             FISCAL       SALARY                   OTHER ANNUAL      OPTIONS      ALL
NAME AND PRINCIPAL POSITION   YEAR    COMPENSATION(D)    BONUS    COMPENSATION(C)    (NUMBER)    OTHER
---------------------------  ------   ---------------   -------   ---------------   ----------   ------
Jim P. Wise(a).............   1999       $221,814            --          --           53,750     $1,688
  Chief Executive Officer     1998        166,247       $12,500          --               --         --
Jon Pollock(b).............   1999       $225,740            --          --               --     $1,603
  Vice Chairman of the
     Board                    1998        150,000            --          --               --        437
  of Directors
Jerry M. Mills.............   1999       $192,407            --          --               --     $2,075
  President                   1998        133,333            --          --               --        250
Ben L. Mueller.............   1999       $200,740            --          --               --     $1,925
  Chief Operating Officer     1998        133,333            --          --               --         50
John F. Wombwell...........   1999       $199,592            --          --            3,750     $1,198
  Executive Vice President,   1998        126,667       $12,500          --               --        285
  Legal and Administration,
  and Secretary
Stanley H. Florance(e).....   1999       $ 95,000            --          --           75,000         --
  Senior Vice President and
  Chief Financial Officer

---------------

(a)  Mr. Wise was appointed to Chief Executive Officer in November 1998.

(b) Mr. Pollock served as President and Chief Executive Officer of the Company from January 1998 until November 1998.

(c) No executive officer received perquisites or other personal benefits in excess of 10% of their total annual salary and bonus during the fiscal year ended September 30, 1999.

(d) The amounts in this column represent contributions by the Company to the 401(k) plan account of such executive officers during the fiscal year ended September 30, 1999.

(e)  Mr. Florance was hired on April 1, 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of Integrated Electrical Services, Inc. (the "Committee") is pleased to present the 1999 report on executive compensation. This report of the Committee documents the components of the Company's executive officer compensation program and describes the basis on which the compensation program determinations were made by the Committee with respect to the executive officers of the Company. The Committee meets regularly and is comprised of Messrs. Hodel, Sielbeck and Tucker. The duty of the Committee is to review compensation levels of members of management, as well as administer the Company's various incentive plans including its annual bonus plan and its stock option plan.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

     The Company's compensation philosophy, since its formation, has been (i) to compensate its executive officers at a base level that is at least equal to the average salaries paid by companies of similar size; (ii) to provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if certain financial performance goals are met; and (iii) to closely align the interests of the executive officers with those of the stockholders through substantial equity ownership positions.

     The Company has entered into employment agreements with certain executive officers. See "Employment Agreements." Additionally, in order to attract these officers, and ensure that their long-term interests would be in line with those of stockholders, the Company allowed certain of them to purchase Common Stock during the initial phase of the Company's operations.

BASE SALARY

     The salaries paid to the executive officers during fiscal 1999 were paid pursuant to the employment agreements referenced above or according to salaries negotiated at the time of initial hire, with raises given to certain of the executive officer's effective December 1, 1998. The Committee believes, based on consultations with compensation consultants, that these salaries are below executive officers' compensation in similar companies; however, the Committee intends to insure that the executive officer's compensation becomes consistent with its stated policies. Therefore as part of its responsibilities and as the Company grows from its start-up phase, the Committee will review the salaries for the Company's executive officers. The Committee intends to base individual salary changes on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of company operations and the recommendation of the Chief Executive Officer.

INCENTIVE COMPENSATION

     Certain of the Company's executive officers, including its chief executive officer, were eligible for bonuses for fiscal 1999 based on the Company exceeding certain budgeted goals, including net income, by a higher than expected margin. The bonuses were intended to not be paid if the goals were met, but were to be paid at competitive amounts if the budgeted goals were exceeded. Such budgeted goals were generally met, but not exceeded, in 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Wise's base salary for fiscal year 1999 was $225,000. This amount was set when Mr. Wise was made Chief Executive Officer. Mr. Pollock's base salary for fiscal year 1999 was $225,000. This amount was paid pursuant to his employment contract. See "Employment Agreements."

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Compensation Committee have delivered the foregoing report.

                               Donald Paul Hodel
                                   Alan R. Sielbeck
                                   Richard L. Tucker

     The foregoing report and the performance graph and related description included in this proxy statement shall not be deemed to be filed with the Securities and Exchange Commission except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         NUMBER OF    PERCENTAGE OF
                                           SHARES     TOTAL OPTIONS
                                         UNDERLYING    GRANTED TO                              GRANT DATE
                                          OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION    PRESENT
NAME                                      GRANTED      FISCAL YEAR      SHARE        DATE       VALUE(A)
----                                     ----------   -------------   ---------   ----------   ----------
Jim P. Wise............................    50,000        4.01%         $17.50      11/10/09     $483,605
                                            3,750         0.03          19.88      12/03/08       40,908
Jon Pollock............................        --           --             --            --           --
Jerry M. Mills.........................        --           --             --            --           --
Ben L. Mueller.........................        --           --             --            --           --
John F. Wombwell.......................     3,750         0.03          19.88      12/03/08       40,908
Stanley H. Florance....................    75,000         6.01          15.00      04/01/09      631,530

---------------

(a) Present value is determined by using the Black-Scholes Option Pricing Model. The material assumptions and adjustments incorporated into the Black-Scholes model in making such calculations include the following: (1) an interest rate representing the interest rate on U.S. Treasury securities with a maturity date corresponding to the option term; (2) volatility determined using daily prices for the Company's Common Stock during the year ended September 30, 1999; (3) a dividend rate of $0; and (4) an expected option term of six years. The ultimate values of the options will depend on the future market prices of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, that an optionee will recognize upon exercise of an option will depend on the difference between the market value of the Common Stock on the date the option is exercised and the applicable exercise price.

                         OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the value of exercised and unexercised options held by the executive officers of the Company.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND OPTION VALUES AT SEPTEMBER
                                    30, 1999

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN THE MONEY
                                                           OPTIONS HELD AT               OPTIONS HELD AT
                           SHARES                        SEPTEMBER 30, 1999            SEPTEMBER 30, 1999
                          ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                     ON EXERCISE   REALIZED(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Jim P. Wise............    150,000     $1,314,375        3,750         50,000       $      0        $     0
Jerry M. Mills.........         --             --           --             --             --             --
Jon Pollock............         --             --           --             --             --             --
John F. Wombwell.......     60,000        687,000       93,750             --        721,125             --
Ben L. Mueller.........         --             --           --             --             --             --
Stanley H. Florance....         --             --           --         75,000             --         60,938

---------------

(a) Calculated using the difference between (1) the actual sales price of the underlying shares (if the underlying shares were sold immediately upon exercise) or the closing sales price of the Common Stock on the date of exercise (if the underlying shares were not sold immediately upon exercise) and (2) the exercise price.

(b) Amounts were calculated by multiplying the number of unexercised options by the closing sales price of the Common Stock on the last trading day of Fiscal 1999 ($15 13/16) and subtracting the exercise price.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) the Russell 2000, and (iii) a peer group stock index (the "Peer Group Index") selected in good faith by the Company made up of the following publicly traded companies: Comfort Systems USA, Inc., Building One Services Corp., Service Experts, Inc. and Group Maintenance America Corp. The Company formerly also compared its performance to a peer group stock index (the "Consolidator Index") made up of the companies identified by NationsBanc Montgomery Securities LLC as publicly traded companies which were formed to consolidate fragmented businesses within a particular industry. Such index is no longer prepared and will not be included in future Proxy Statements. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the S&P 500 Index, the Russell 2000, the Peer Group Index, and the Consolidator Index on January 27, 1998.

                COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
        AMONG INTEGRATED ELECTRICAL SERVICES, INC., THE S & P 500 INDEX,
      THE RUSSELL 2000 INDEX, THE CONSOLIDATOR INDEX AND A NEW PEER GROUP

                              [PERFORMANCE GRAPH]

                                           ###    3/98   6/98   9/98   12/98   3/99   6/99   9/99
                                           ----   ----   ----   ----   -----   ----   ----   ----

Integrated Electrical Services, Inc......  100    137    139    103     153    110    111    109
New Peer Group...........................  100    120    122     90     101     77     84     63
S & P 500 Index..........................  100    114    118    106     129    135    145    136
Russell 2000 Index.......................  100    113    110     88     102     94    110    101
Consolidator Index.......................  100    121    117     93     101     83     96     58

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Messrs. Wise, Pollock, Mueller, and Wombwell through January 29, 2003, with current annual salaries of $350,000, $225,000, $200,000, and $230,000, respectively, plus other employee benefits. Each agreement is subject to annual review by the Compensation Committee. In addition, these employment agreements generally restrict these individuals from competing with the Company for a period of two years after the date of the termination of employment with the Company. In the event of a change of control of the Company, such employees may be entitled to the then remaining benefits under the agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to several 5-year lease agreements effective November 1, 1997, Bexar-Calhoun agreed to lease certain facilities owned by Mr. Weik and his immediate family. Such lease agreements provide for an annual rent of approximately $166,580, which the Company believes is not in excess of fair rental value for such facilities.

     Muth Electric, Inc. ("Muth") provides certain real estate management services to Muth Properties, L.L.C. From October 1, 1998 to September 30, 1999, the fees for such services equaled approximately $60,000. Muth has completed various electrical contracts for Pine Lane Estates, L.L.C., of which Mr. Muth is a member. One was completed since October 1, 1998 for $56,000. Pursuant to several 5-year lease agreements effective January 30, 1998, Muth Electric, Inc. agreed to lease certain facilities owned by Muth Properties, L.L.C. of which Mr. Muth is a member. Such lease agreements provide for an annual rent of approximately $120,700, which the Company believes is not in excess of fair rental value for such facilities.

     Pursuant to a 5-year lease agreement effective January 21, 1998, Ace Electric, Inc. agreed to lease certain facilities owned by Stalvey Rentals, a general partnership of which Mr. Stalvey is a partner. Such lease agreement provides for an annual rent of $115,696, which the Company believes is not in excess of fair rental value for such facilities.

     Pursuant to several 5-year lease agreements effective November 1, 1997. Mills Electrical Contractors agreed to lease certain facilities owned by Mr. Mills. The lease agreements provide for an annual rent of approximately $178,200, which the Company believes is not in excess of fair rental value for such facilities. J M Aviation, Inc. of which Mr. Mills is the sole stockholder received $148,489 from the Company for reimbursement travel related expenses. The Company believes such expenses were not in excess of fair market value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

     During fiscal 1999, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1999, the Company believes that, other than the late filing of the forms for an option grant made to each of Messrs. Sielbeck, Tucker, Hodel, Stalvey, Muth and Weik and of the form for a purchase of Company stock by Mr. Neil DePascal, an officer of the Company, all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1999.

                                  PROPOSAL TWO

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000, subject to ratification by the Company's stockholders. Arthur Andersen LLP has served as the Company's independent public accountants since the Company's inception. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

     The affirmative vote of holders of a majority of the shares of Common Stock voted at the 2000 Annual Meeting of Stockholders is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL THREE

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company, on November 10, 1999, unanimously approved the Employee Stock Purchase Plan (the "Plan") and directed that the Plan be submitted to the stockholders for their approval at the 2000 Annual Meeting of Stockholders. The Plan will become effective, subject to stockholder approval, on February 9, 2000.

     Under the Plan, eligible employees may purchase up to 1,000,000 shares of the Company's Common Stock, par value $.01 per share.

     The Plan is being presented to the stockholders of the Company for approval to enable the Plan to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Tax Code"). A discussion of the tax consequences of the Plan is set forth below. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Tax Code. The Company is unable to determine the amount of the benefits which may be received by Plan participants, or would have been received by Plan participants had the Plan been in effect for fiscal year 2000, as participation may vary in the discretion of the individual employees.

     Set forth below is a summary of the major provisions of the Plan, which is qualified in its entirety by reference to the full text of the Plan attached to this Proxy Statement as Appendix A.

  Summary of the Stock Purchase Plan

     Objective. The objective of the Plan is to permit employees of the Company and its subsidiaries to acquire an equity interest in the Company through the purchase of the Company's Common Stock.

     Eligibility and Participation. Each employee of the Company or any of its subsidiaries who has completed at least 90 days of service with the Company is eligible to participate in the Plan except employees who are customarily employed less than 20 hours per week or less than five months per year or are employed by a subsidiary which has not adopted the Plan. However, no employee is eligible who would own, after purchasing Common Stock subject to options, shares of capital stock representing 5% or more of the total combined voting stock of the Company. The Company estimates that approximately 10,000 employees of the Company and its subsidiaries will be eligible to participate in the Plan. An eligible employee may enroll in the Plan as of April 1 for the initial Plan period and on each January 1 for all subsequent Plan periods (the "Enrollment Date") and may thereafter make contributions on an after-tax basis through payroll deductions over a nine month period for the initial Plan period and over a twelve month period for all subsequent Plan periods ending on December 31, respectively, ranging from a minimum of $5/weekly, $10/bi-weekly and $11/semi-monthly up to an overall maximum of $25,000. A participant may withdraw from the Plan at any time, in which event any accumulated payroll deductions will be paid to him.

     Purchase of Common Stock. On each December 31, the participants' payroll deductions since the preceding Enrollment Date will be invested in shares of Common Stock. Shares will be purchased at a price equal to 85% of the Fair Market Value (as defined in the Plan) of such Common Stock on the Enrollment Date or the date of purchase, whichever is lower. The shares purchased may be authorized but unissued shares and/or shares previously issued and reacquired by the Company.

     Recapitalization. In the event of any reorganization, stock split, reverse stock split or other change in the capital structure of the Company, the Compensation Committee may make an appropriate adjustment to the number, kind and purchase price of the shares available for purchase under the Plan and the maximum number of shares which may be issued under the Plan.

     Costs of Administration. The Company and its subsidiaries will pay the costs of administering the Plan.

     Taxes. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Tax Code. This section provides that participants will not be taxed on the discount until the participant disposes of the stock, and the determination of the ordinary and capital portion of the resulting gain or loss depends on the length of time the employee has held the stock. The Company will be entitled to a deduction equal to the amount of the employee's ordinary income if the employee disposes of the shares within two years of the applicable Enrollment Date; otherwise, the Company will have no tax consequences.

     Plan Amendment. The Board of Directors of the Company may terminate and amend the Plan, at their discretion, at any time as permitted by law. However, no amendment that requires stockholder approval in order for the Plan to meet the requirements of Section 423 will be effective unless within one year after it is adopted by the Board of Directors it is approved by the Company's stockholders.

     Administration. A Committee appointed by the Board of Directors will administer the Plan. The Committee is empowered to adopt rules and regulations concerning the administration and interpretation of the Plan.

     The affirmative vote of at least a majority of the outstanding shares present in person or by proxy at the annual meeting is necessary for the adoption of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Pursuant to the Company's bylaws, stockholder proposals submitted for consideration at the Company's 2000 Annual Meeting of Stockholders must be delivered to the Corporate Secretary no later than 10 days after December 29, 1999 the date this Proxy Statement was mailed. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2000 Annual Meeting of Stockholders.

     Pursuant to the Company's bylaws, stockholder proposals submitted for consideration at the company's 2001 Annual Meeting of Stockholders must be delivered to the Corporate Secretary no later than 80 days before the date of the 2001 Annual Meeting of Stockholders; provided, however, that in the event that less than 90 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the date of which such notice was mailed or such public disclosure made. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the Annual Meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2001 Annual Meeting of Stockholders.

     A proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than August 30, 2000 if the stockholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

ANNUAL REPORTS AND ADDITIONAL FINANCIAL INFORMATION

     STOCKHOLDERS MAY OBTAIN ADDITIONAL FINANCIAL INFORMATION FOR THE YEAR ENDED SEPTEMBER 30, 1999 FROM THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO THE SECRETARY, INTEGRATED ELECTRICAL SERVICES, INC., 515 POST OAK BLVD., SUITE 450, HOUSTON, TX 77027.

                                     By Order of the Board of Directors

                                     /s/JOHN F. WOMBWELL
                                     John F. Wombwell
                                     Executive Vice President, Legal and
                                     Administration, and Secretary

                                                                      APPENDIX A

                      INTEGRATED ELECTRICAL SERVICES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

 1.  Definitions.................................................     1
 2.  Purpose of the Plan.........................................     2
 3.  Shares Reserved for the Plan................................     2
 4.  Administration of the Plan..................................     2
 5.  Eligibility to Participate in the Plan......................     3
 6.  Option Periods..............................................     3
 7.  Election to Participate in the Plan.........................     3
 8.  Payroll Deductions..........................................     3
 9.  Grant of Options............................................     3
10.  Exercise of Options.........................................     4
11.  Withdrawal; Termination of Employment.......................     4
12.  Transferability.............................................     4
13.  Adjustments Upon Changes in Capitalization..................     5
14.  Amendment of the Plan.......................................     5
15.  Termination of the Plan.....................................     5
16.  Notices.....................................................     5
17.  Stockholder Approval........................................     5
18.  Conditions Upon Issuance of Shares..........................     6

                      INTEGRATED ELECTRICAL SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     Integrated Electrical Services, Inc. hereby establishes the Integrated Electrical Services, Inc. Employee Stock Purchase Plan (the "Plan"), effective as of April 1, 2000. The terms of the Plan are as set forth below:

     1. Definitions.

     As used in the Plan the following terms shall have the meanings set forth below:

          (a) "Account" means a ledger account established by the Company for a Participant and credited with the Participant's contributions under the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the committee appointed by the Board to administer the Plan.

          (e) "Company" means Integrated Electrical Services, Inc., a Delaware corporation, or any successor.

          (f) "Company Stock" means the common stock, $0.01 par value, of the Company.

          (g) "Continuous Employment" means the absence of any interruption or termination of service as an Eligible Employee. However, Continuous Employment shall not be considered interrupted in the case of an authorized leave of absence, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h) "Eligible Compensation" means, with respect to a Participant, the total W-2 compensation paid to the Participant by the Participating Companies during the Option Period, including any elective salary deferral contributions made therefrom by the Participant pursuant to Code Sections 125, 129 or 401(k), but excluding any severance or retirement pay or similar pay or pay received after the Participant ceases to be an employee.

          (i) "Eligible Employee" means an employee of the Participating Companies who is customarily employed for at least 20 hours per week and more than five months in a calendar year.

          (j) "Enrollment Date" means the first day of each Option Period.

          (k) "Exercise Date" means the last day of each Option Period.

          (l) "Exercise Price" means the price per share of the Company Stock offered in a given Option Period, which shall be 85% of the Fair Market Value of a share of the Company Stock on the Enrollment Date or the Exercise Date for such Option Period, whichever is lower.

          (m) "Fair Market Value" means, with respect to shares of Company Stock, the closing price of a share quoted on the Composite Tape, or if the shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if the shares are not listed on any such stock exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the applicable date, or if none are available on such day, on the next preceding day for which are available, or if no such quotations are available, the fair market value on the applicable date of a share as determined in good faith by the Board. In the event the shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

          (n) "Option Period" means the period April 1, 2000 through December 31, 2000 and thereafter the calendar year; provided, however, upon termination of the Plan other than on a December 31, the final Option Period shall be the shorter period ending on such termination date.

          (o) "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.

          (p) "Participating Companies" means the Company and each present and future Subsidiary which the Committee, in its sole discretion, designates as a Participating Company and which Subsidiary has adopted the Plan.

          (q) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto, and shall include any limited liability company or partnership which is 100% owned directly or indirectly by the Company and either is disregarded as an entity for federal tax purposes or has elected to be taxed as a corporation.

     2. Purpose of the Plan.

     The purpose of the Plan is to provide an incentive for present and future Eligible Employees of the Participating Companies to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Company Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

     3. Shares Reserved for the Plan.

     There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 shares of Company Stock, subject to adjustment as provided in Section 13 below. Shares of Company Stock subject to the Plan may be newly issued shares, treasury shares, shares purchased in the open market or any combination of the foregoing, as determined by the Board in its discretion. If and to the extent that any option to purchase shares of Company Stock shall not be exercised for any reason or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

     4. Administration of the Plan.

          (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to correct any defect or rectify any omission in the Plan or to reconcile any inconsistency in the Plan or any option, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

          (b) The Committee may request advice or assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan.

          (c) All Eligible Employees granted options under the Plan shall have the same rights and privileges; however, the Plan will not fail to satisfy this requirement merely because the amount of Company Stock which may be purchased by any Eligible Employee is determined on the basis of a uniform relationship to the Eligible Compensation of Eligible Employees.

          (d) All expenses of administering the Plan shall be paid by the Participating Companies.

          (e) A separate Account will be maintained for each Participant in the Plan. Statements of Accounts will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share Exercise Price, the number of shares purchased and the remaining cash balance in the Participant's Account, if any.

     5. Eligibility to Participate in the Plan.

     Each Eligible Employee who is employed by a Participating Company on an Enrollment Date and has completed a period of Continuous Employment of at least 90 days as of such Enrollment Date shall be eligible to participate in the Plan for the Option Period beginning on that Enrollment Date subject to the further provisions of the Plan.

     6. Option Periods.

     The Plan shall consist of consecutive Option Periods beginning on the Plan's effective date and continuing until the Plan is terminated.

     7. Election to Participate in the Plan.

          (a) Each Eligible Employee who satisfies the eligibility requirements as of the Enrollment Date for the applicable Option Period may elect to participate in the Plan for such Option Period by completing an enrollment agreement in the form (written or electronic) provided by the Company (or its designee) and filing such enrollment agreement with the Company (or its designee) prior to the applicable Enrollment Date.

          (b) Payroll deductions for a Participant shall commence on the first payroll date following the Participant's Enrollment Date and shall continue until (i) changed or terminated by the Participant as provided below, (ii) the termination of the Plan, or (iii) the Participant ceases to be an Eligible Employee, whichever occurs first.

          (c) A Participant's election shall remain in effect for each successive Option Period unless the Participant changes or terminates such election prior to the beginning of the Option Period in accordance with the procedures established by the Committee.

     8. Payroll Deductions.

          (a) All Participant contributions to the Plan shall be made by payroll deductions only. At the time a Participant files the enrollment agreement with respect to an Option Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Option Period in an amount equal to a designated number of whole dollars per week, but not less than $5.00 per week, in the case of a Participant who is paid weekly, $10 per bi-weekly pay period, in the case of a Participant who is paid bi-weekly, or $11.00 per semi-monthly pay period, in the case of a Participant who is paid semi-monthly; provided, however, with respect to a Participant making a minimum contribution each pay period, the last payroll deduction in the Option Period shall be reduced, if and to the extent as necessary, so that the maximum aggregate amount of minimum contributions that may be made for that Option Period is the same for all Participants, whether on a weekly, bi-weekly or semi-monthly pay period. Subject to the limitation set forth in Section 9(b), there shall be no maximum amount of payroll deduction which a Participant may authorize each periodic pay period. Such authorization shall be in writing and on such forms as provided by the Committee.

          (b) All payroll deductions made for a Participant may be deposited in the Company's general corporate account and shall be credited to the Participant's Account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such Account. Pending application of the Accounts, the Company may, but shall not be obligated to, segregate the payroll deductions.

          (c) Except as provided in Section 11, a Participant may not change his current contribution election during an Option Period.

     9. Grant of Options.

          (a) Subject to the limitations set forth in Sections 3 and 9(b) hereof, each Participant shall be granted an option on the Enrollment Date to purchase on the Exercise Date for such Option Period (at the Exercise Price for such Option Period) a number of whole shares of the Company Stock determined by dividing such Participant's payroll deductions accumulated during the Option Period by the Exercise Price for such Option Period.

          (b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Participant's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     10. Exercise of Options.

     Unless a Participant withdraws or is deemed to have withdrawn from the Plan during an Option Period as provided in Section 11, the Participant's option for the purchase of shares for an Option Period will be exercised automatically on the Exercise Date for such Option Period, and the maximum number of whole shares subject to the option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions then credited to the Participant's Account. The certificates for such purchased shares shall be issued by the Company as soon as reasonably practical following the Exercise Date. Any amounts remaining credited to an Account after being applied as provided in the preceding sentence shall continue to be credited to the Account for the next Option Period, unless the Participant requests in writing the return of such remainder prior to the beginning of such Option Period.

     11. Withdrawal; Termination of Employment.

          (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to the Participant's Account under the Plan at any time prior to an Exercise Date by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's Account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the enrollment period preceding the commencement of a new Option Period directing the Company to resume payroll deductions and the former Participant is at that time an Eligible Employee.

          (b) In the event a Participant ceases to be an Eligible Employee prior to the Exercise Date of an Option Period for any reason other than retirement on or after reaching age 65, disability under a Company long-term disability plan, Social Security or other determination made by the Committee on a nondiscriminatory basis, or death, the payroll deductions credited to the Participant's Account will be automatically returned to the Participant and the Participant's options to purchase shares under the Plan will be automatically terminated for such Option Period.

          (c) In the event a Participant ceases to be an Eligible Employee during an Option Period due to his retirement on or after reaching age 65, his disability under a Company long-term disability plan, Social Security or other determination made by the Committee on a nondiscriminatory basis, or his death, no further contributions may be made to the Participant's Account, and the balance of his Account at such time shall be applied to exercise his options at the end of that Option Period as provided in
     Section 10.

          (d) A Participant's withdrawal during an Option Period will not affect the Participant's eligibility to participate in a succeeding Option Period.

     12. Transferability.

     Options to purchase Company Stock granted under the Plan are not transferable by a Participant (other than by will or the laws of descent and distribution) and are exercisable only by the Participant.

     13. Adjustments Upon Changes in Capitalization.

          (a) If the outstanding shares of Company Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments may be made in the number and/or kind of shares, and the per share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

          (b) In the event of the proposed dissolution or liquidation of the Company, each Option Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a stated period, which shall not be less than 10 days from the date of such notice, and the option will terminate upon the expiration of such period.

          (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 13, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 13.

     14. Amendment of the Plan.

     The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, stockholder approval if required.

     15. Termination of the Plan.

     The Plan and all rights of Eligible Employees hereunder shall terminate:

          (a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

          (b) at any time, at the discretion of the Board.

     In the event that the Plan terminates under circumstances described in
Section 15(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis based on their Account balances and any amounts remaining in their Accounts returned to the Participants.

     16. Notices.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     17. Stockholder Approval.

     The Plan shall be subject to approval by the stockholders of the Company within twelve months after the date the Plan is adopted by the Board. If such stockholder approval is not obtained at the 2000 annual meeting of stockholders of the Company, the Plan shall not become effective.

     18. Conditions Upon Issuance of Shares.

          (a) The Plan, the grant and exercise of options to purchase shares of Company Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. In the event the Company is required to obtain from any commission or agency authority to issue any stock certificate, the inability of the Company to obtain from any such commission or agency authority that counsel for the Company deems necessary for the lawful issuance of any such certificate will relieve the Company from liability to any Participant, except to return to him the amount of the balance in his account.

          (b) The Company may make such provisions as it deems appropriate for withholding of amounts that the Company determines it is required to withhold pursuant to applicable tax laws in connection with the purchase or sale by a Participant of any Company Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Company Stock to such Participant.

PROXY                                                                      PROXY

                      INTEGRATED ELECTRICAL SERVICES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

  SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.

     The undersigned hereby appoints Jim P. Wise and John F. Wombwell, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Integrated Electrical Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on Wednesday, February 9, 2000, at 10:30 a.m. at the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas 77056 or at any adjournment or postponement thereof, as follows:

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

     All shares will be voted as directed herein and, unless otherwise directed, will be voted "FOR" proposal 1 and (all nominees), "FOR" Proposal 2, "FOR" Proposal 3, and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the meeting.

     You may revoke this proxy at any time prior to a vote thereon.

                 (Continued, and to be signed on reverse side)

                      INTEGRATED ELECTRICAL SERVICES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [X]


1. Election of Directors:                              FOR   WITHHELD   FOR ALL
NOMINEES: 01 - Jerry M. Mills, 02 - Richard Muth,        ALL      ALL     EXCEPT
03 - Jon Pollock and 04 - Richard L. Tucker to
hold office until the 2003 Annual Meeting and
until their successors are elected and qualified.      [ ]      [ ]       [ ]

   For all except nominees written in below.


-------------------------------------------------

-------------------------------------------------

2. Appointment of Arthur Andersen LLP as Auditors      FOR    AGAINST    ABSTAIN
   for the Company                                     [ ]      [ ]        [ ]

3. Approval of the Employees Stock Purchase Plan       FOR    AGAINST    ABSTAIN
                                                       [ ]      [ ]        [ ]

Please check the box at right if you plan to attend    YES
the Annual Meeting of Stockholders in person.          [ ]

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.


---------------------------------------------------
Date


---------------------------------------------------
             Signature of Stockholder


---------------------------------------------------
             Signature of Stockholder

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
  PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.